Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 5, 2026, MasterCraft Boat Holdings, Inc., a Delaware corporation (“MasterCraft”), Merger Sub 1, Merger Sub 2, and Marine Products Corporation, a Delaware corporation (“Marine Products”) entered into the merger agreement. Pursuant to the merger agreement, on May 15, 2026, before the market opened, Merger Sub 1 merged with and into Marine Products, with Marine Products surviving as a wholly owned subsidiary of MasterCraft. Immediately after the first merger, Marine Products merged with and into Merger Sub 2, with Merger Sub 2 surviving the second merger as a wholly owned subsidiary of MasterCraft. Concurrently, with the execution of the merger agreement, on February 5, 2026, MasterCraft entered into certain ancillary agreements (as defined and further described in Note 1). The transactions contemplated in connection with the merger agreement, including the mergers, are referred to herein as the “transactions” and the consummation of the transactions is referred to as the “closing”.

The following unaudited pro forma condensed combined financial information (“unaudited pro forma financial information”) of MasterCraft has been prepared in accordance with Article 11 of Regulation S-X and gives pro forma effect to the mergers, and includes adjustments intended to illustrate the estimated pro forma effects of the mergers, which we refer to as the “Transaction Accounting Adjustments”.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026, give effect to the mergers as if they were consummated on July 1, 2025. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026, combines the consolidated statement of operations of MasterCraft for the year ended June 30, 2026, and the consolidated statement of operations of Marine Products for the ten and one-half months ended May 14, 2026.

The unaudited pro forma financial information contained herein does not give effect to any historical financial results of MasterCraft following June 30, 2026.

The unaudited pro forma financial information should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma condensed combined financial information; and

•

The consolidated financial statements of MasterCraft as of and for the year ended June 30, 2026, and the related notes, as included in MasterCraft’s Annual Report on Form 10-K as filed with the SEC on September 10, 2026;

•

The unaudited consolidated financial statements of Marine Products as of and for the three months ended March 31, 2026, and the related notes, as included in Marine Products’ Quarterly Report on Form 10-Q as filed with the SEC on May 8, 2026;

•

The audited consolidated financial statements of Marine Products as of and for the year ended December 31, 2025, and the related notes, as included in Marine Products’ Annual Report on Form 10-K as filed with the SEC on February 27, 2026.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the mergers been consummated on the dates indicated or that the combined company may achieve in future periods. The Transaction Accounting Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable and supportable. As the unaudited pro forma financial information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein. Further, the unaudited pro forma financial information does not reflect any operating synergies, dis-synergies, or cost savings that may result from the mergers.

MASTERCRAFT BOAT HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2026

	MasterCraft	Marine Products			MasterCraft
(Dollar amounts in thousands, except share and per share data)	(Historical)	(Reclassified) (Note 3)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
NET SALES	$348,903	$216,896	$—		$565,799
COST OF SALES	269,124	182,218	1,412	(a)	452,754

GROSS PROFIT	79,779	34,678	(1,412)		113,045
OPERATING EXPENSES:
Selling and marketing	12,854	6,143	—		18,997
General and administrative	53,305	34,053	146	(b)	87,504
Amortization of other intangible assets	4,684	—	1,989	(c)	6,673
Impairments	10,050	—	—		10,050

Total operating expenses	80,893	40,196	2,135		123,224

OPERATING LOSS	(1,114)	(5,518)	(3,547)		(10,179)
OTHER INCOME (EXPENSE):
Interest expense	(215)	—	—		(215)
Interest income	2,747	1,298	—		4,045
Loss on extinguishment of debt	(71)	—	—		(71)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	1,347	(4,220)	(3,547)		(6,420)
INCOME TAX EXPENSE (BENEFIT)	2,948	1,481	(812)	(d)	3,617

LOSS FROM CONTINUING OPERATIONS	$(1,601)	$(5,701)	$(2,735)		$(10,037)

LOSS PER SHARE (Note 5(e)):
Basic
Continuing operations	$(0.09)				$(0.40)
Diluted
Continuing operations	$(0.09)				$(0.40)
WEIGHTED AVERAGE SHARES USED FOR COMPUTATION OF (Note 5(e)):
Basic loss per share	17,162,850				25,251,021
Diluted loss per share	17,162,850				25,251,021

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

MASTERCRAFT BOAT HOLDINGS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except shares and per share amounts)

Note 1 – Description of the Transactions

Mergers

On February 5, 2026, MasterCraft entered into the merger agreement to acquire all of the issued and outstanding equity securities of Marine Products through the mergers. The merger agreement, among other things, provides for the combination of MasterCraft and Marine Products in a stock-and-cash transaction. As part of the first merger, on May 15, 2026, before the market opened, Merger Sub 1 merged with and into Marine Products, with Marine Products surviving as a wholly owned subsidiary of MasterCraft. Immediately after the first merger, Marine Products merged with and into Merger Sub 2 as part of the second merger, with Merger Sub 2 surviving as a wholly owned subsidiary of MasterCraft.

Upon the terms and conditions of the merger agreement, at the effective time of the first merger, which we refer to as the “effective time”, each share of Marine Products common stock, par value $0.10 per share, converted into the right to receive 0.232 shares, which we refer to as the “stock consideration”, of MasterCraft common stock, par value $0.01 per share, and $2.43 in cash, without interest, which we refer to as the “cash consideration”. Together, the cash consideration and the stock consideration are referred to as the “merger consideration”.

Treatment of Marine Products Equity Awards

Additionally, immediately prior to the first effective time, each outstanding Marine Products restricted stock award, which we refer to as a “Marine Products RSAs”, accelerated and vested in full and was treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, except that Marine Products RSAs awarded in 2026 and held by employees who continue with the combined company following the closing date, which we refer to as the “Assumed RSAs”, were converted into (i) the cash consideration for each share of Marine Products restricted stock subject to such Assumed RSAs and (ii) MasterCraft RSAs corresponding to a number of shares of MasterCraft common stock equal to the product of (x) the number of shares of Marine Products restricted stock subject to such Assumed RSA and (y) the stock consideration. The MasterCraft RSAs have the same time-vesting restrictions as the existing Marine Products RSAs, provided that the Assumed RSAs also include double-trigger change-in-control vesting provisions following the mergers. In addition, each unvested Marine Products performance stock unit, which we refer to as a “Marine Products PSU”, with an incomplete performance period as of the closing date vested based on “target” performance and was treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, while each unvested Marine Products PSU with a completed performance period as of the closing date vested based on “actual” performance and was treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration.

Ancillary Agreements

Concurrently with the execution of the merger agreement, on February 5, 2026, MasterCraft entered into (i) the voting agreement, (ii) the stockholders agreement, as amended, and (iii) the registration rights agreement. These ancillary agreements do not impact the unaudited pro forma financial information and therefore pro forma adjustments for these agreements are not reflected herein.

Note 2 – Basis of Presentation

The unaudited pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma combined statement of operations for the year ended June 30, 2026, give effect to the mergers as if they had been completed on July 1, 2025.

The historical consolidated financial statements of MasterCraft and the historical consolidated financial statements of Marine Products were prepared in accordance with U.S. GAAP and presented in U.S. dollars. The preparation of the unaudited pro forma financial information was based upon MasterCraft’s historical fiscal year end, which ended on June 30. Marine Products’ fiscal year ends on December 31. Given the difference between MasterCraft’s historical fiscal year end and Marine Products’ fiscal year end is more than one quarter, the historical statement of operations information of Marine Products has been adjusted to align with the fiscal year end of MasterCraft in order to prepare the unaudited pro forma combined statement of operations.

For purposes of the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026, the historical consolidated statement of operations of MasterCraft for the year ended June 30, 2026, has been combined with the historical consolidated statement of operations of Marine Products for the ten and one-half months from July 1, 2025, to May 14, 2026 (i.e., the ten and one-half months ended May 14, 2026). Refer to Note 3 for further details of the fiscal year alignment.

Additionally, as discussed in Note 3, certain reclassifications were made to conform the historical presentation of Marine Products consolidated financial statements to that of MasterCraft’s financial statement presentation. The accounting policies used in the preparation of the unaudited pro forma financial information are those set out in MasterCraft’s audited financial statements for the year ended June 30, 2026. Following the completion of the mergers, MasterCraft conducted a comprehensive review of Marine Products’ accounting policies, and as a result of that review, MasterCraft did not identify any material differences, and accordingly, no adjustments to conform policies have been reflected in the unaudited pro forma financial information.

The unaudited pro forma financial information reflects the pro forma effect of the mergers using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with MasterCraft as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and is based on the historical financial statements of MasterCraft and Marine Products. Refer to Note 4 for additional information regarding the accounting treatment and preliminary purchase price allocation.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the mergers been consummated on the dates indicated or that the combined company may achieve in future periods. The unaudited pro forma financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the mergers, or any integration costs that may be incurred. The Transaction Accounting Adjustments are based upon the purchase price allocation included in our audited financial statements in our Annual Report on Form 10-K for the year ended June 30, 2026. As the unaudited pro forma financial information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein.

Note 3 – Fiscal Year End Alignment and Financial Statement Line Item Reclassification Adjustments

Fiscal year end alignment and financial statement line item reclassification adjustments have been made to conform Marine Products’ historical financial statement presentation to MasterCraft’s financial statement presentation in the unaudited pro forma combined statement of operations.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended June 30, 2026

Fiscal Year End Alignment

The historical consolidated statement of operations information of Marine Products for the ten and one-half months ended May 14, 2026, has been derived as follows:

(Dollar amounts in thousands)	Year Ended December 31, 2025 (Historical)	Less: Six Months Ended June 30, 2025 (Historical)	Plus: Four and One- Half Months Ended May 14, 2026 (Historical)	Ten and One-Half Months Ended May 14, 2026 (1) (Historical Aligned)
Net sales	$244,419	$126,700	$99,177	$216,896
Cost of goods sold	197,644	102,838	83,259	178,065

Gross profit	46,775	23,862	15,918	38,831
Selling, general and administrative expenses	32,747	16,438	17,752	34,061
Merger related costs	—	—	10,288	10,288

Operating income (loss)	14,028	7,424	(12,122)	(5,518)
Interest income, net	1,737	918	479	1,298

Income (loss) before income taxes	15,765	8,342	(11,643)	(4,220)
Income tax provision (benefit)	4,382	1,974	(927)	1,481

Net income (loss)	$11,383	$6,368	$(10,716)	$(5,701)

(1)

The historical consolidated statement of operations of Marine Products for the ten and one-half months ended May 14, 2026, was derived from (i) Marine Products’ consolidated statement of operations for the year ended December 31, 2025, as presented in its Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 27, 2026, less (ii) Marine Products’ consolidated statement of operations for the six months ended June 30, 2025, as presented in its Quarterly Report on Form 10-Q for the six months ended June 30, 2025, as filed with the SEC on July 24, 2025, plus (iii) Marine Products’ consolidated statement of operations for the four and one-half months ended May 14, 2026, consisting of Marine Products’ statement of operations, as presented in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as filed with the SEC on May 8, 2026, plus Marine Products’ unaudited consolidated statement of operations for the one and one-half months ended May 14, 2026.

Reclassification Adjustments

The following table presents a summary of reclassification adjustments to conform Marine Products’ historical consolidated statement of operations information for the ten and one-half months ended May 14, 2026, with MasterCraft’s historical consolidated statement of operations presentation for the year ended June 30, 2026 (dollar amounts in thousands):

MasterCraft	Marine Products	Marine Products				Marine Products
Consolidated Statement of Operations Line Items (Historical)	Consolidated Statement of Operations Line Items (Historical)	Ten and One-Half Months Ended May 14, 2026 (Historical Aligned)	Reclassification Adjustments			Ten and One-Half Months Ended May 14, 2026 (Reclassified)
Net sales	Net sales	$216,896	$—			$216,896
Cost of sales	Cost of goods sold	178,065	4,153		(a)	182,218
Selling and marketing		—	6,143		(b)	6,143
General and administrative		—	23,765		(b)	34,053
			10,288		(c)
	Selling, general and administrative expenses	34,061	(4,153 (29,908	) )	(a) (b)	—
	Merger related costs	10,288	(10,288)		(c)	—
Interest income	Interest income, net	1,298	—			1,298
Income tax expense	Income tax provision	1,481	—			1,481

(a)

On its historical consolidated statement of operations, Marine Products presented $4.2 million of warranty expense within selling, general and administrative expenses. This reclassification adjustment is to present this amount within cost of sales in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

(b)

On its historical consolidated statement of operations, Marine Products presented $6.1 million of selling and marketing expense and $23.8 million of general and administrative expense within selling, general and administrative expenses. This reclassification adjustment is to present these amounts in separate line items in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

(c)

On its historical consolidated statement of operations, Marine Products presented $10.3 million of merger related costs as a separate line item. This reclassification adjustment is to present this amount within general and administrative expenses in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

Note 4 – Accounting Treatment and Preliminary Purchase Price Allocation

Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their acquisition date fair values, and transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of identifiable assets acquired and liabilities assumed, if any, is allocated to goodwill.

The consideration transferred calculated in accordance with ASC 805 is based on the merger consideration as delineated in the merger agreement and is based on the number of shares of MasterCraft common stock issued multiplied by MasterCraft’s closing share price as of May 14, 2026.

In accordance with ASC 805, MasterCraft assigned fair value to the assets acquired and liabilities assumed as of the closing date of the mergers. The determination of the fair value of acquired assets and assumed liabilities required significant judgment and the use of various estimates and assumptions. In determining the fair values, MasterCraft considered, among other things, benchmark studies, valuation analyses, and the historical balance sheet of Marine Products as of May 14, 2026, together with the related tax effects of the mergers.

The estimated fair values and purchase price allocation are preliminary. A final determination of the fair value of assets acquired, including any identifiable intangible assets, and liabilities assumed will be performed within one year of the mergers’ closing date. Since the unaudited pro forma financial information has been prepared based on preliminary fair values, the final amounts may differ materially from the information presented herein.

Merger Consideration

The following table presents the merger consideration:

(Dollar amounts in thousands, except share and per share data)	Amount
Shares of Marine Products common stock	34,863,738
Exchange ratio	0.232

Shares of MasterCraft common stock issued	8,088,171
MasterCraft closing share price	$24.64

Stock consideration for shares issued	$199,293
Partial consideration for shares of Assumed RSAs	118

Total stock consideration	$199,411

Shares of Marine Products common stock	34,863,738
Cash Consideration per share	$2.43

Cash consideration	$84,725
Partial cash consideration for Assumed RSAs	50

Total cash consideration	$84,775

Total merger consideration	$284,186

Preliminary Purchase Price Allocation

The following table presents the preliminary purchase price allocation as of May 15, 2026:

Preliminary Fair Value
Cash and cash equivalents	$30,664
Accounts receivable	5,292
Inventories	55,105
Prepaid expenses and other current assets	4,792
Property, plant and equipment	67,845
Goodwill	105,599
Other intangible assets	65,100
Investment in affiliate	4,331
Other, net	1,620
Deferred income taxes	(17,193)
Unrecognized tax positions	(9,212)
Accounts payable	(11,448)
Accrued expenses and other current liabilities	(18,309)

Total	$284,186

Note 5 – Transaction Accounting Adjustments

Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended June 30, 2026

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026, reflect the following adjustments:

a)	Reflects the incremental depreciation expense related to the fair value step-up in property, plant and equipment acquired, which is calculated as follows:

			Cost of Sales
(Dollar amounts in thousands)	Preliminary Fair Value	Estimated Useful Life (Years)	Ten and One-Half Months Ended May 14, 2026
Land	$10,230	N/A	$—
Land improvements	1,350	2	591
Buildings and improvements	35,155	18	1,709
Machinery and equipment	19,019	5-6	1,485
Furniture and fixtures	2,091	5	366

Total property, plant and equipment at pro forma fair value	$67,845		$4,151

Less: Marine Products historical property, plant and equipment, net and depreciation expense	(22,357)		(2,739)

Total pro forma adjustments to depreciation expense	$45,487		$1,412

b)	Reflects increases to general and administrative expense related to amortization of the prepaid D&O liability and fiduciary.

c)	Reflects the incremental amortization expense related to identifiable intangible assets, which is calculated as follows:

			Amortization of Other Intangible Assets
(Dollar amounts in thousands)	Preliminary Fair Value	Estimated Useful Life (Years)	Ten and One-Half Months Ended May 14, 2026
Dealer network	$25,000	11	$1,989
Trade names	37,500	Indefinite	—
Order backlog	2,600	1.5 months	—

Total pro forma adjustments to amortization expense	$65,100		$1,989

d)

Reflects a decrease in income tax expense of $0.8 million for the ten and one-half months ended May 14, 2026, resulting from the income tax impact of pro forma adjustments utilizing a blended statutory rate of 22.9% for the years ended June 30, 2026.

e)	The following table presents the calculation of pro forma basic and diluted earnings per share for the year ended June 30, 2026:

(Dollar amounts in thousands, except share and per share data)	Year Ended June 30, 2026
Pro forma loss per share – basic:
Numerator:
Pro forma loss from continuing operations – basic	$(10,037)
Denominator:
Historical weighted average outstanding shares – basic, as reported in MasterCraft historical statement of operations	17,162,850
Shares of MasterCraft common stock issued in connection with the mergers (Note 4)	8,088,171

Pro forma weighted average outstanding shares – basic	25,251,021

Pro forma loss per share – basic	$(0.40)

Pro forma loss per share – diluted:
Numerator:
Pro forma loss from continuing operations – diluted	$(10,037)
Denominator:
Historical weighted average outstanding shares – diluted, as reported in MasterCraft historical statement of operations	17,162,850
Shares of MasterCraft common stock issued in connection with the mergers (Note 4)	8,088,171
Impact of Marine Products RSAs converted to MasterCraft RSAs in connection with the mergers (Note 1) less shares withheld for income taxes.	—

Pro forma weighted average outstanding shares – diluted	25,251,021

Pro forma loss per share – diluted	$(0.40)